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Exhibit 10.34

FORM OF
CLOUD PEAK ENERGY INC.
2009 LONG TERM INCENTIVE PLAN
IPO RESTRICTED STOCK AGREEMENT

        THIS AGREEMENT, made as of the      day of                  , 2009 (the "Grant Date"), between Cloud Peak Energy Inc., a Delaware corporation (the "Company"), and                   (the "Grantee").

        WHEREAS, the Company has adopted the Cloud Peak Energy Inc. 2009 Long Term Incentive Plan (the "Plan") in order to provide an additional incentive to certain employees and directors of the Company and its Subsidiaries; and

        WHEREAS, the Committee responsible for administration of the Plan has determined to grant Restricted Stock to the Grantee as provided herein.

        NOW, THEREFORE, the parties hereto agree as follows:

        1.    Grant of Restricted Stock.

          1.1.  The Company hereby grants to the Grantee, and the Grantee hereby accepts from the Company,      shares of Restricted Stock on the terms and conditions set forth in this Agreement.

          1.2.  This Agreement shall be construed in accordance with and consistent with, and subject to, the provisions of the Plan (the provisions of which are incorporated herein by reference); and except as otherwise expressly set forth herein, the capitalized terms used in this Agreement shall have the same definitions as set forth in the Plan.

        2.    Rights of Grantee.

        The Grantee shall be entitled, at all times on and after the Grant Date, to exercise all rights of a stockholder with respect to the shares of Restricted Stock (whether or not the restrictions thereon shall have lapsed), including the right to vote the shares of Restricted Stock and to receive all dividends or other distributions paid or made with respect thereto; provided, however, that dividends or distributions declared or paid on the Restricted Stock by the Company shall be deferred and reinvested in shares of Restricted Stock based on the Fair Market Value of a share on the date such dividend or distribution is paid or made (provided that no fractional shares will be issued), and the additional shares of Restricted Stock thus acquired shall be subject to the same restrictions on transfer, forfeiture and vesting schedule as the Restricted Stock in respect of which such dividends or distributions were made. Notwithstanding the foregoing, prior to the Vesting Date (as defined below) or such earlier date upon which the shares of Restricted stock become vested pursuant to Section 5 or Section 6 below or the Plan, the Grantee shall not be entitled to sell, transfer, pledge, hypothecate, assign or otherwise dispose of the shares of Restricted Stock (collectively the "Transfer Restrictions") and the shares of Restricted Stock should be subject to forfeiture in accordance with Section 5 below (the 'Forfeiture Restrictions" and Collectively with the Transfer Restrictions, the "Restrictions").

        3.    Vesting and Lapse of Restrictions.

        Subject to Section 5 and Section 6, provided that the Grantee continues to serve as an employee of the Company or any of its subsidiaries, the Restrictions on the shares of Restricted Stock shall lapse and shares of the Restricted Stock granted hereunder shall fully vest on the third anniversary of the Grant Date (such date, the "Vesting Date").

        4.    Escrow and Delivery of Certificates.

          4.1.  Certificates representing the shares of Restricted Stock shall be issued and held by the Company in escrow and shall remain in the custody of the Company until their delivery to the Grantee or his or her estate as set forth in Section 4.2 hereof, subject to the Grantee's delivery of the appropriate blank stock powers and any documents which the Company in its discretion may require as a condition to the issuance of Shares and the delivery of Shares to the Grantee or his or her estate.

          4.2.  Certificates representing those shares of Restricted Stock in respect of which the Restrictions have lapsed pursuant to Section 3, 5 or 6 hereof shall be delivered to the Grantee as soon as practicable following the date on which such Restrictions lapse.

          4.3.  The Grantee may receive, hold, sell or otherwise dispose of those shares represented by Certificates delivered to him or her pursuant to Section 4.2 free and clear of the Restrictions, but subject to compliance with all federal, state and other similar securities laws.

          4.4   Each Certificate will bear a legend in substantially the following form:

    THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF (A "TRANSFER") EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF A RESTRICTED STOCK AGREEMENT DATED AS OF JANUARY     , 2005, AS IT MAY BE AMENDED FROM TIME TO TIME. PURSUANT TO SUCH AGREEMENT, THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN TRANSFER RESTRICTIONS AND FORFEITURE RESTRICTIONS, AND ANY TRANSFEREE OF THESE SECURITIES TAKES SUBJECT TO SUCH TRANSFER RESTRICTIONS AND FORFEITURE RESTRICTIONS. COPIES OF THE RESTRICTED STOCK AGREEMENT ARE ON FILE WITH THE COMPANY

        5.    Effect of Certain Terminations of Employment

          5.1.    Termination by the Company for Cause or the Executive without Good Reason (other than a termination by the Grantee for Retirement).    In the event the Grantee's employment with the Company or any of its Subsidiaries is terminated on or after the Grant Date and prior to the third anniversary of the Grant Date by the Company (or any of its Subsidiaries) for Cause or by the Executive without Good Reason (as defined in the Grantee's Employment Agreement) and other than by reason of Retirement, those shares of Restricted Stock on which the Restrictions have not yet lapsed shall immediately be forfeited to the Company in their entirety without payment of consideration therefor to the Grantee.

          5.2.    Other Termination.    If the Grantee's employment with the Company or any of its Subsidiaries is terminated for any reason other than as set forth in Section 5.1 (and subject to Section 5.4), in each case if such termination occurs prior to the Vesting Date and prior to the third anniversary of the Grant Date, a "Pro Rata Portion" (as defined below) of the Shares of Restricted Stock shall vest, and the Restrictions on such Restricted Stock shall lapse, as of the date of such termination and the remaining Shares of Restricted Stock on which the Transfer Restrictions have not yet lapsed shall immediately be forfeited to the Company in their entirety without payment of consideration therefor to the Grantee. The "Pro Rata Portion" shall mean the total number of Restricted Stock granted multiplied by a fraction, the numerator of which is the number of days between (A) the Grant Date and (B) the date of the Grantee's termination of employment, and the denominator of which is 1,095.

          5.3.    Definitions.    For purposes of this Agreement:

            "Employment Agreement" means that certain employment agreement between the Grantee and the Company dated as of            , 2009.

            "Retirement" means retirement at or after age 65 or early retirement with the prior written consent of the Company.

          5.4.    Effect of a Termination Following A Change in Control.

          If, within two (2) years of a Change in Control, the Grantee's employment with the Company or any of its Subsidiaries is terminated (i) by the Company (or any of its subsidiaries) without Cause or (ii) by the Grantee for Good Reason all outstanding shares of Restricted Stock which have not become vested in accordance with Section 3 hereof shall vest, and the Restrictions on such shares of Restricted Stock shall lapse in their entirety as of the date of such termination.

        7.    Grantee Bound by the Plan.

        The Grantee hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all the terms and provisions thereof.

        8.    No Right to Continued Employment.

        Nothing in this Agreement or the Plan shall be interpreted or construed to confer upon the Grantee any right with respect to continuance of employment by the Company, any Subsidiary or any Division, nor shall this Agreement or the Plan interfere in any way with the right of the Company, any Subsidiary or any Division to terminate the Grantee's employment therewith at any time.

        9.    Withholding of Taxes.

        The Company shall have the right to deduct from any distribution of cash to any Grantee, an amount equal to the federal, state and local income taxes and other amounts as may be required by law to be withheld (the "Withholding Taxes") with respect to the Restricted Stock. If a Grantee is entitled to receive Shares upon vesting of the Restricted Shares, the Grantee shall pay the Withholding Taxes to the Company prior to the issuance of such Shares. Payment of the applicable Withholding Taxes shall be made in cash.

        10.    Modification of Agreement.

        This Agreement may be modified, amended, suspended or terminated, and any terms or conditions may be waived, but only by a written instrument executed by the parties hereto. No waiver by either party hereto of any breach by the other party hereto of any provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions at the time or at any prior or subsequent time.

        11.    Severability.

        Should any provision of this Agreement be held by a court of competent jurisdiction to be unenforceable or invalid for any reason, the remaining provisions of this Agreement shall not be affected by such holding and shall continue in full force in accordance with their terms.

        12.    Governing Law.

        Except as to matters of federal law, the validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Delaware without giving effect to the conflicts of laws principles thereof.

        13.    Successors in Interest.

        This Agreement shall inure to the benefit of and be binding upon any successor to the Company. This Agreement shall inure to the benefit of the Grantee's legal representatives. All obligations imposed upon the Grantee and all rights granted to the Company under this Agreement shall be final, binding and conclusive upon the Grantee's beneficiaries, heirs, executors, administrators and successors.

        14.    Resolution of Disputes.

        Any dispute or disagreement which may arise under, or as a result of, or in any way relate to, the interpretation, construction or application of this Agreement shall be determined by the Committee. Any determination made hereunder shall be final, binding and conclusive on the Grantee and the Company for all purposes; provided however, that this dispute resolution provision shall not interfere with Grantees rights to pursue and protect his legal rights in a court of competent jurisdiction.

        IN WITNESS WHEREOF, this Agreement has been executed as of the date first written above.

CLOUD PEAK ENERGY INC.	GRANTEE

By:	Print Name:
Title:

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  Exhibit 10.34
FORM OF CLOUD PEAK ENERGY INC. 2009 LONG TERM INCENTIVE PLAN IPO RESTRICTED STOCK AGREEMENT